Exhibit 21.1

LIST OF SUBSIDIARIES OF GOLD BANC CORPORATION, INC.
AS OF DECEMBER 31, 2003

GBC Kansas, Inc., a Kansas corporation
Gold Bank, a Kansas bank
Gold IHC-I, LLC, a Delaware limited liability company
Gold RE Holdings-I, LLC, a Delaware limited liability company
GBC Oklahoma, Inc., a Kansas corporation
Gold Bank, an Oklahoma bank
Gold-BK Holdings, Inc., a Nevada corporation
Central Oklahoma Leasing Authority, Inc., an Oklahoma corporation
GBC Florida, Inc., a Kansas corporation
AB Properties of Manatee, Inc., a Florida corporation
ABI Capital Trust, a Delaware trust
Gold Bank, a Florida bank
Gold IHC-III, LLC, a Nevada limited liability company
Gold RE Holdings-III, LLC, a Florida limited liability company
Gold Financial Services, Inc., a Kansas corporation
Gold Trust Company, a Missouri trust company
Gold Capital Management, Inc., a Kansas corporation
Gold Insurance Agency, Inc., a Kansas corporation
Gold Investment Advisors, Inc., a Kansas corporation
GBS Holding Company, LLC, a Kansas limited liability company
Gold Title Agency, LLC, a Kansas limited liability company
Gold Merchant Banc, Inc., a Kansas corporation
Old Ballgame, L.L.C., a Missouri limited liability company
Gold Reinsurance Company, Ltd., a Turks and Caicos Islands corporation
CompuNet Engineering, Inc., a Kansas corporation
Regional Holding Company, Inc., a Kansas corporation
Gold Banc Mortgage, Inc, a Kansas corporation
Realty Escrow Services, Inc., a Kansas corporation
GBCI Capital Trust, a Delaware business trust
GBCI Capital Trust II, a Delaware business trust
Gold Banc Acquisition Corporation VIII, Inc., a Kansas corporation
Gold Banc Acquisition Corporation X, Inc., a Kansas corporation